UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 19, 2015

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2015, the Board of Directors of AmeriServ Financial, Inc. (“AmeriServ”) appointed Jeffrey A. Stopko, age 52, as President and Chief Executive Officer of AmeriServ and Michael D. Lynch, age 54, as Senior Vice President, Chief Financial and Investment Officer of AmeriServ.  Also on March 19, 2015, the Board of Directors of AmeriServ Financial Bank (the “Bank”), AmeriServ’s wholly-owned banking subsidiary, appointed James T. Huerth, age 53, as President and Chief Executive Officer of the Bank.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Each of Messrs. Stopko, Lynch and Huerth do not have an interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and information required under Items 401(b) and (e) of Regulation S-K and related to any material plan, contract or arrangement with respect to Messrs. Stopko, Lynch and Huerth is incorporated by reference to the information under the captions “Executive Officers” and “Executive Compensation” in AmeriServ’s definitive proxy statement, filed with the Securities and Exchange Commission on March 19, 2015.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated March 24, 2015, of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: March 24, 2015	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 24, 2015, of AmeriServ Financial, Inc.